Exhibit 10.4

DT MIDSTREAM, INC.

LONG-TERM INCENTIVE PLAN

ARTICLE I

Purposes

1.1 General Purposes.

The purposes of this DT Midstream, Inc. Long-Term Incentive Plan are:

(a) To attract and retain the best available individuals with ability and initiative for positions of substantial responsibility for the success of the Company; and

(b) To provide additional incentive to Employees, Directors, and other eligible individuals to associate their interests with those of the Company and its shareholders; and

(c) To promote the Company’s success; and

(d) To permit the grant of Incentive Stock Options, Nonstatutory Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, and Other Stock-Based Awards.

1.2 Use of Proceeds

The Company will use proceeds it receives from the sale of shares of Common Stock made under this Plan for the general corporate purposes of the Company.

ARTICLE II

Definitions

2.1 Administrator means:

(a) the Board, with respect to Awards made to members of the Board who are not employees of the Company or a Subsidiary; and

(b) the Committee with respect to Awards made to all other persons. Section 3.3 permits the Committee to delegate some or all of its responsibilities.

2.2 Award means, individually or collectively, a grant under the Plan of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units or Other Stock Based Awards.

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2.3 Agreement means the written or electronic agreement setting forth the terms and provisions applicable to each Award granted under the Plan. Each Agreement is subject to the terms and conditions of the Plan.

2.4 Board means the Board of Directors of the Company.

2.5 Change in Control means the occurrence of any of the following events:

(a) The consummation of a transaction in which the Company is merged, consolidated or reorganized into or with another corporation or other legal person (the “Surviving Entity”), and as a result of the transaction less than 50% of the combined voting power of the then-outstanding Voting Stock of the Surviving Entity immediately after the transaction is held in the aggregate by the holders of Voting Stock of the Company immediately prior to the transaction; or

(b) The consummation of a sale or transfer in which the Company sells or otherwise transfers all or substantially all of its assets to another corporation or other legal person (the “Acquiring Entity”), and as a result of the sale or transfer less than 50% of the combined voting power of the then-outstanding Voting Stock of the Acquiring Entity immediately after the sale or transfer is held in the aggregate (directly or through ownership of Voting Stock of the Company or a Subsidiary) by the holders of Voting Stock of the Company immediately prior to the sale or transfer. However, a sale or transfer described in this Section 2.5(b) will not constitute a Change in Control if the sale or transfer is pursuant to a spin-off type of transaction (directly or indirectly) of the Company’s assets to the Company’s shareholders; or

(c) The approval by the shareholders of the Company of a complete liquidation or dissolution of the Company; or

(d) Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act, other than (A) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Affiliate, or (B) any corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of the Common Stock) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing thirty percent (30%) or more of the total voting power represented by the Company’s then outstanding Voting Stock; or

(e) A change in the composition of the Board occurring within any consecutive twelve-month period, as a result of which fewer than a majority of the directors are Incumbent Directors. “Incumbent Directors” means directors who either (i) are Directors or Directors-Elect as of the first date the Common Stock is listed on any established stock exchange, or (ii) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of the election or nomination (but will not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company). However, a change in the composition of the Board described in this Section 2.5(e) will not constitute a Change in Control if the change in the composition of the Board is pursuant to a spin-off type of transaction (directly or indirectly) of the Company’s Voting Stock or assets to the Company’s shareholders.

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For purposes of this Section 2.5:

(f) “affiliate” means, with respect to any specified person, any other person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the specified person (“control,” “controlled by” and “under common control with” will mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through ownership of voting securities, by contact or credit arrangement, as trustee or executor, or otherwise); and

(g) “Voting Stock” means securities entitled to vote generally in the election of directors.

2.6 Code means the Internal Revenue Code of 1986, as amended, and the related Treasury Regulations, and any successor or amended section of the Code as applicable.

2.7 Committee means the committee designated by the Board to administer the Plan in accordance with applicable laws.

2.8 Common Stock means the common stock of the Company.

2.9 Company means DT Midstream, Inc., a Delaware corporation, or any successor corporation.

2.10 Control Change Date means the date on which a Change in Control occurs. If a Change in Control results from a series of transactions, the Control Change Date is the date of the last transaction.

2.11 Dividend Equivalent means a credit, made at the discretion of the Administrator, to the account of a Participant in an amount equal to the value of dividends paid on one Share for each Share represented by an Award held by the Participant. Under no circumstances will the payment of a Dividend Equivalent be contingent on the exercise of an Option or stock appreciation right.

2.12 Exchange Act means the Securities Exchange Act of 1934, as amended.

2.13 Fair Market Value means, as of any date and unless the Administrator determines otherwise, the value of Common Stock determined as follows:

(a) If the Common Stock is listed on any established stock exchange or a national market system, its Fair Market Value will be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the day of determination, as reported by a source selected by the Administrator;

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(b) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock will be the mean between the high bid and low asked prices for the Common Stock for the day of determination, as reported by a source selected by the Administrator; or

(c) In the absence of an established market for the Common Stock, the Fair Market Value will be determined in good faith by the Administrator.

(d) For federal, state, and local income tax reporting purposes and for such other purposes as the Administrator deems appropriate, the Fair Market Value shall be determined by the Administrator in accordance with uniform and nondiscriminatory standards adopted by it from time to time.

2.14 Incentive Stock Option means an Option intended to qualify as an incentive stock option under Section 422 of the Code and the related Treasury Regulations.

2.15 Nonstatutory Stock Option means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.

2.16 Option means a stock option that entitles the holder to purchase from the Company a stated number of shares of Common Stock at the price in the Agreement.

2.17 Other Stock-Based Awards means any other awards not specifically described in the Plan that are valued in whole or in part by reference to, or are otherwise based on, shares of Common Stock and are created by the Administrator as permitted in Article XII.

2.18 Participant means an employee or consultant of the Company or a Subsidiary and any member of the Board (whether or not an employee of the Company or a Subsidiary) who satisfies the requirements of Article IV, has been selected by the Administrator to receive an Award, and has received an Award.

2.19 Performance Award means an Award granted under Article X or XI.

2.20 Performance Objectives means one or more objectives determined by the Administrator (in its discretion) to be applicable to a Participant with respect to an Award. The Performance Objectives may differ from Participant to Participant and from Award to Award. Any criteria used may be measured, as applicable, in absolute or relative terms (including passage of time and/or against another company or companies), on a per share basis, against the performance of the Company as a whole or any Subsidiary or division of the Company or of a Subsidiary, and on a pre-tax or after-tax basis.

2.21 Performance Share Award means an Award granted under Article X.

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2.22 Performance Unit Award means an Award granted under Article XI.

2.23 Plan means this DT Midstream, Inc. Long-Term Incentive Plan.

2.24 Restricted Stock Award means shares of Common Stock issued under an Award granted under Article VIII.

2.25 Restricted Stock Unit Award means an Award granted under Article IX.

2.26 Rule 16b-3 means Rule 16b-3 under the Exchange Act or any successor to Rule 16b-3 as in effect at the applicable time.

2.27 Stock Appreciation Right Award means an Award, granted alone or in connection with an Option, that is designated as a Stock Appreciation Right under Article VII.

2.28 Stock Award means an Award granted under Article VIII or Article IX.

2.29 Subsidiary means a “subsidiary corporation” with respect to the Company, whether now or hereafter existing, as defined in Section 424(f) of the Code.

ARTICLE III

Administration

3.1 Authority of Administrator

The Plan is administered by the Administrator. The Administrator has complete authority, in its discretion, to:

(a)	determine the Fair Market Value of Awards;

(b)	select the employees, consultants or members of the Board to whom Awards may be granted under this Plan;

(c)	determine the number of shares or cash to be covered by each Award granted under this Plan;

(d)	determine when Awards are to be granted under this Plan and the applicable date of grant;

(e)	approve forms of Agreements for use under this Plan;

(f)

determine the terms and conditions, not inconsistent with the terms of this Plan, of any Award granted under this Plan, including but not limited to, the exercise price, the purchase price, the time or times when Awards may be exercised (which may be based on Performance Objectives), any acceleration of vesting or waiver of forfeiture or repurchase restrictions, and any restriction or limitation regarding any Award or the shares relating thereto, based in each case on such factors as the Administrator, in its sole discretion, may determine;

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(g)	construe and interpret the terms of this Plan and Awards granted pursuant to this Plan;

(h)

prescribe, amend and rescind rules and regulations relating to this Plan, including rules and regulations relating to the creation and administration of sub-plans established for the purpose of satisfying applicable laws of jurisdictions other than the United States;

(i)

amend the terms of any outstanding Award, including the discretionary authority to extend the post-termination exercise period of Awards and accelerate the satisfaction of any vesting criteria or waiver of forfeiture or repurchase restrictions, but any amendment that would adversely affect the Participant’s rights under an outstanding Award will not be made without the Participant’s written consent;

(j)

allow Participants to satisfy withholding tax obligations by electing to have the Company withhold from the shares or cash to be issued upon exercise or vesting of an Award up to the number of shares or cash having a Fair Market Value equal to the amount required to be withheld up to the maximum individual income tax rate in the applicable jurisdiction. The Fair Market Value of any shares to be withheld is to be determined on the date that the amount of tax to be withheld is to be determined, and all elections by a Participant to have shares or cash withheld for this purpose are to be made in such form and under such conditions as the Administrator may deem necessary or advisable;

(k)	authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;

(l)

allow a Participant to defer the receipt of the payment of cash or the delivery of shares that would otherwise be due to the Participant under an Award, to the extent permissible under any deferred compensation plan of the Company;

(m)	determine whether Awards are to be settled in Shares, cash or in a combination of shares and cash;

(n)	determine whether Awards are to be adjusted for Dividend Equivalents;

(o)	create Other Stock-Based Awards for issuance under this Plan;

(p)

impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by a Participant or other subsequent transfers by the Participant of any shares issued as a result of or under an Award, including without limitation, (A) restrictions under an insider trading policy, and (B) restrictions as to the use of a specified brokerage firm for such resales or other transfers;

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(q)

establish one or more programs under this Plan to permit selected Participants the opportunity to elect to defer receipt of consideration upon exercise of an Award, satisfaction of Performance Objectives, or other event that absent the election, would entitle the Participant to payment or receipt of shares or other consideration under an Award;

(r)	interpret, administer, reconcile any inconsistency in, correct any defect in and/or supply any omission in this Plan and any instrument or agreement relating to an Award;

(s)	to correct administrative errors; and

(t)	make all other determinations that the Administrator deems necessary or advisable for administering this Plan.

The express grant in the Plan of any specific power to the Administrator does not limit any power or authority of the Administrator. Any decision made or action taken by the Administrator in connection with the administration of this Plan is final and conclusive. The Administrator, any member of the Board or Committee, or the Chief Executive Officer or the President of the Company is not liable for any act done in good faith with respect to this Plan or any Award or Agreement. All expenses of administering this Plan are borne by the Company.

3.2 Terms and Amendment of Awards

The Administrator has authority to grant Awards on terms that the Administrator considers appropriate and that are not inconsistent with the provisions of this Plan.

(a) The terms may include conditions in addition to the conditions in this Plan applicable to the Award.

(b) Any Agreement specifying the terms of an Award must provide that any Options or Stock Appreciation Rights not exercised, any Stock Award not vested, or any Performance Award not paid at the time the Participant violates any confidentiality, non-competition, or non-solicitation covenants imposed on the Participant under a separate agreement between the Participant and the Company or a Subsidiary (as determined under the terms of the separate agreement) are immediately forfeited.

(c) Each Agreement will specify the required period of service with the Company for full vesting of Awards other than Stock Options and Stock Appreciation Rights, and the required period of service with the Company before Stock Options or Stock Appreciation Rights can be exercised. Except to the extent required by Article XV (following a Change in Control), effective January 1, 2022, at least 95% of the shares of Common Stock available for Awards under the Plan will be subject to a vesting or exercise requirement of at least one year of service following the grant of the Award.

(d) The Administrator may, in its discretion, supersede the terms of any Agreement and accelerate the time at which any Option or Stock Appreciation Right may be exercised, Stock Awards may become transferable or non-forfeitable, or a Performance Award may be settled, when determined by the Administrator to be equitably required.

(e) The Administrator may, in its discretion, suspend or waive the forfeiture of any award made under this Plan.

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3.3 Delegation

The Committee, in its discretion, may delegate in writing to the Chief Executive Officer, the President of the Company, or a Committee member all or part of the Committee’s authority and duties with respect to Awards to individuals who are not subject to the reporting and other provisions of Section 16 of the Exchange Act. The Committee may revoke or amend the terms of a delegation at any time. However, any revocation or amendment of a delegation does not invalidate any prior actions of the Committee’s delegate or delegates that were consistent with the terms of the Plan.

ARTICLE IV

Eligibility

4.1 General Eligibility

Except as limited by Section 4.2, any employee or consultant of the Company or a Subsidiary (including an entity that becomes a Subsidiary after the adoption of this Plan) or any member of the Board, whether or not the Board member is employed by the Company or a Subsidiary, is eligible to participate in this Plan if the Administrator, in its sole discretion, determines that the person has contributed significantly or can be expected to contribute significantly to the profits or growth of the Company or a Subsidiary.

4.2 Limited Eligibility for Incentive Stock Options

Incentive Stock Options may be granted only to persons who are employees of the Company or a “subsidiary,” as defined in Code Section 424(f), on the date of grant.

ARTICLE V

Common Stock Subject to Plan

5.1 Common Stock Issued or Delivered

Common Stock to be delivered by the Company under a Stock Award or Other Stock-Based Award, in settlement of a Performance Award or Other Stock-Based Award, or by exercise of an Option or a Stock Appreciation Right to a Participant (or the Participant’s successor in interest or personal representative or, if the Participant so directs, broker) will be:

(a) from the Company’s authorized but unissued Common Stock; or

(b) outstanding Common Stock acquired by or on behalf of the Company in the name of a Participant (or the Participant’s successor in interest, personal representative or broker); or

(c) a combination of (a) and (b).

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5.2 Maximum Shares Available

(a) Aggregate Limit

No more than 3,000,000 shares of Common Stock may be issued or acquired and delivered under this Plan through the exercise of Options (including Incentive Stock Options) or Stock Appreciation Rights, the grant of Stock Awards, the settlement of Performance Awards, or the grant or settlement of Other Stock-Based Awards, all of which may be subject to Incentive Stock Option treatment. The maximum aggregate number of shares of Common Stock that may be issued pursuant to all awards under this Plan will increase annually on the first day of each fiscal year after the adoption of this Plan by the number of shares of Common Stock equal to the lesser of (i) 1,750,000 shares of Common Stock, or (ii) such lesser amount determined by the Board. This maximum aggregate number of shares of Common Stock that may be issued or delivered under the Plan is subject to adjustment under Article XIII. The actual number of shares of Common Stock issued or acquired and delivered under the Plan is determined under Section 5.3.

(b) Limit on Awards to Non-Employee Directors

The total number of shares of Common Stock issued or acquired and delivered under the Plan to any individual member of the Board who is not an employee of the Company or a Subsidiary cannot exceed 100,000 shares per fiscal year.

5.3 Reallocation of Shares

(a) Termination of Award.    Shares of Common Stock will not be deemed to have been issued under this Plan with respect to any portion of an Award that is settled in cash or terminated by expiration, forfeiture, or cancellation. Upon payment in shares of Common Stock as the result of the exercise or settlement of an Award, the number of shares of Common Stock available for issuance under this Plan will be reduced only by the number of shares of Common Stock actually issued in the exercise or settlement. If a Participant pays the exercise price (or purchase price, if applicable) of an Award through the tender or withholding of shares of Common Stock as full or partial payment of the exercise (or purchase) price, or if shares of Common Stock are tendered or withheld to satisfy any withholding obligations of the Company, the number of shares of Common Stock tendered or withheld, as applicable, will again be available for issuance through future Awards under this Plan.

ARTICLE VI

Options

6.1 Terms of Award

The Administrator will designate each individual to whom an Option is to be granted. The Agreement for the Option will specify:

(a) the number of shares of Common Stock covered by the Award;

(b) the exercise price of the Option, subject to Section 6.2;

(c) the earliest date when the Option can be exercised, subject to Section 3.2(c);

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(d) the maximum exercise period of the Option, subject to Section 6.3;

(e) whether the Option is transferable as permitted under Section 6.5;

(f) any specific terms regarding exercise of the Option permitted under Section 6.7; and

(g) any specific terms regarding payment permitted under Section 6.8.

6.2 Option Price

The price per share for shares of Common Stock purchased on the exercise of an Option will be determined by the Administrator on the date of the Award and cannot be less than the Fair Market Value on the date the Option is awarded; however, with respect to Nonstatutory Stock Options the price per share may be less than the Fair Market Value on the date of the Award to the extent the Award complies with Section 409A of the Code.

6.3 Maximum Option Period

The maximum period in which an Option may be exercised will be determined by the Administrator on the date of Award. However, no Option is exercisable more than 10 years after the date the Option was awarded.

6.4 Non-transferability

Except as provided in Section 6.5, each Option awarded under this Plan is non-transferable except by will or by the laws of descent and distribution. Except as provided in Section 6.5, during the lifetime of the Participant to whom the Option is awarded, the Option may be exercised only by the Participant. No right or interest of a Participant in any Option is liable for, or subject to, any lien, obligation, or liability of the Participant.

6.5 Transferable Options

If the Agreement provides, an Option that is not an Incentive Stock Option may be transferred by a Participant to persons or entities permitted under Rule 16b-3 on terms and conditions permitted under Rule 16b-3. The holder of an Option transferred under this Section is bound by the same terms and conditions that governed the Option during the period that it was held by the Participant, except this Section 6.5. The transferee may not transfer the Option except by will or the laws of descent and distribution.

6.6 Status as Employee or Director

For purposes of determining the applicability of Section 422 of the Code (relating to Incentive Stock Options), or if the terms of any Option Agreement provide that the Option may be exercised only during employment or within a specified period of time after termination of employment or Board service, the Administrator may decide to what extent leaves of absence for governmental or military service, illness, temporary disability, or other reasons will not be deemed interruptions of continuous employment or Board service. For purposes of this Section 6.6 as applied to an Incentive Stock Option, “disability” is a total and permanent disability as defined in Section 22(e)(3) of the Code.

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6.7 Exercise

Subject to the provisions of this Plan and the applicable Agreement, an Option may be exercised in whole at any time or in part from time to time at times and in compliance with requirements as the Administrator determines. However, if the aggregate Fair Market Value of the shares of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year (under all plans of the Company and any Subsidiary) exceeds $100,000, the Options for shares with a Fair Market Value in excess of $100,000 will be treated as Nonstatutory Stock Options. For purposes of this Section 6.7, Incentive Stock Options will be taken into account in the order in which they were granted, and the Fair Market Value of the shares of Common Stock will be determined as of the time the Options with respect to those shares of Common Stock were granted. An Option awarded under this Plan may be exercised with respect to any number of whole shares less than the full number for which the Option could be exercised. A partial exercise of an Option does not affect the right to exercise the Option from time to time in accordance with this Plan and the applicable Agreement with respect to the remaining shares subject to the Option.

6.8 Payment of Option Price

Subject to rules established by the Administrator and unless otherwise provided in an Agreement, payment of all or part of the Option price may be made in:

(a)	cash or a cash equivalent acceptable to the Administrator;

(b)	check;

(c)

in the discretion of the Administrator, surrendering or attesting to the ownership of shares of Common Stock that are already owned by the Participant that meet the conditions established by the Administrator to avoid adverse accounting consequences, valued at their Fair Market Value on the date the Option is exercised;

(d)

in the discretion of the Administrator, by the delivery (on a form prescribed by the Company) of an irrevocable direction to a securities broker approved by the Company to sell shares of Common Stock and to deliver all or part of the sales proceeds to the Company in payment of all or part of the exercise price and/or any withholding taxes;

(e)

in the discretion of the Administrator, through a “net exercise” such that, without the payment of any funds, the Participant may exercise the Option and receive the net number of shares of Common Stock equal to (A) the number of shares of Common Stock as to which the Option is being exercised, multiplied by (B) a fraction, the numerator of which is the Fair Market Value per share of Common Stock (on such date as is determined by the Administrator) less the exercise price per share of Common Stock, and the denominator of which is such Fair Market Value per share of Common Stock. The number of net shares of Common Stock to be received will be rounded down to the nearest whole number of shares of Common Stock;

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(f)	in the discretion of the Administrator, any combination of the foregoing methods of payment; or

(g)	in the discretion of the Administrator, any other consideration and method of payment for the issuance of shares of Common Stock permitted by applicable laws.

If shares of Common Stock are used to pay all or part of the Option price, the sum of the cash and cash equivalents and the Fair Market Value (determined as of the date of exercise) of the shares surrendered must not be less than the Option price of the shares for which the Option is being exercised.

6.9 Shareholder Rights

No Participant has any rights as a shareholder with respect to shares subject to the Participant’s Option until the date the Option is exercised.

6.10 Disposition of Shares

A Participant will notify the Company of any sale or other disposition of shares acquired under an Option that was an Incentive Stock Option if the sale or disposition occurs:

(a) within two years of the award of the Option; or

(b) within one year of the issuance of shares to the Participant.

The notice must be in writing and directed to the Corporate Secretary of the Company.

6.11 Restriction on Repricing and Purchasing Options

Without prior shareholder approval:

(a) the Administrator is not permitted to authorize the amendment of any outstanding Option Award to reduce the Option price;

(b) an Option cannot be cancelled and replaced with new Awards having a lower Option price, where the economic effect would be the same as reducing the Option price of the Option; and

(c) at any time when the Option price of a previously awarded Option is above the Fair Market Value of one share of Common Stock, the Administrator is not permitted to offer to purchase the previously awarded Option for a cash payment in substitution for or upon the cancellation of the Option.

6.12 Incentive Stock Options

No Option that is intended to be an Incentive Stock Option is invalid as an Option for failure to qualify as an Incentive Stock Option.

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ARTICLE VII

Stock Appreciation Rights

7.1 Terms of Award

The Administrator will designate each individual to whom a Stock Appreciation Right is to be granted. The Agreement for the Stock Appreciation Right will specify:

(a) the number of shares of Common Stock covered by the Award;

(b) if the Stock Appreciation Right is granted in connection with an Option granted under Article VI (a “Related Stock Appreciation Right”);

(c) the exercise price of a Stock Appreciation Right that is not a Related Stock Appreciation Right (an “Unrelated Stock Appreciation Right”);

(c) the earliest date when the Unrelated Stock Appreciation Right can be exercised, subject to Section 3.2(c);

(d) the expiration date of the Unrelated Stock Appreciation Right;

(e) whether the Unrelated Stock Appreciation Right is transferable as permitted under Section 7.6;

(f) any specific terms regarding exercise of the Stock Appreciation Right permitted under Section 7.8; and

(g) any specific terms regarding payment permitted under Section 7.9.

7.2 Related Stock Appreciation Rights

A Related Stock Appreciation Right granted under this Article VII entitles the holder of an Option, within the period specified for the exercise of the Option, to surrender the unexercised Option (or a portion of the unexercised Option) and receive a payment in cash or shares of Common Stock, or any combination as determined by the Administrator, having an aggregate value equal to the amount by which the Fair Market Value of each share of Common Stock exceeds the Option price per share of Common Stock, times the number of shares of Common Stock under the Option, or portion of the Option, surrendered.

Each Related Stock Appreciation Right granted under this Article VII must be subject to the same terms and conditions as the related Option, including limitations on transferability, if any, and is exercisable only to the extent the Option is exercisable. The Related Stock Appreciation Right terminates or lapses and ceases to be exercisable when the related Option terminates or lapses. The grant of a Related Stock Appreciation Right related to an Incentive Stock Option must be concurrent with the grant of the Incentive Stock Option. With respect to Nonstatutory Stock Options, the grant of a Related Stock Appreciation Right either may be concurrent with the grant of the Nonstatutory Stock Option, or (to the extent consistent with the exemption for stock appreciation rights under the Treasury Regulations under Section 409A of the Code) subsequent to the grant of a Nonstatutory Stock Option previously granted under Article VI that is unexercised and that has not terminated or lapsed.

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7.3 Exercise Price

The exercise price for an Unrelated Stock Appreciation Right will be determined by the Administrator on the date of the Award and cannot be less than the Fair Market Value on the date the Unrelated Stock Appreciation Right is awarded.

7.4 Exercise Period

The earliest date on which an Unrelated Stock Appreciation Right may be exercised, and the expiration date of the Unrelated Stock Appreciation Right, will be determined by the Administrator on the date of Award. However, no Unrelated Stock Appreciation Right is exercisable more than 10 years after the date the Unrelated Stock Appreciation Right was awarded.

7.5 Non-transferability

Except as provided in Section 7.6, each Unrelated Stock Appreciation Right awarded under this Plan is non-transferable except by will or by the laws of descent and distribution. Except as provided in Section 7.6, during the lifetime of the Participant to whom the Unrelated Stock Appreciation Right is awarded, the Unrelated Stock Appreciation Right may be exercised only by the Participant. No right or interest of a Participant in any Unrelated Stock Appreciation Right is liable for, or subject to, any lien, obligation, or liability of the Participant.

7.6 Transferable Stock Appreciation Rights

If the Agreement provides, an Unrelated Stock Appreciation Right may be transferred by a Participant to persons or entities permitted under Rule 16b-3 on terms and conditions permitted under Rule 16b-3. The holder of an Unrelated Stock Appreciation Right transferred under this Section is bound by the same terms and conditions that governed the Unrelated Stock Appreciation Right during the period that it was held by the Participant, except this Section 7.6. The transferee may not transfer the Unrelated Stock Appreciation Right except by will or the laws of descent and distribution.

7.7 Status as Employee, Consultant or Director

If the terms of any Unrelated Stock Appreciation Right Award provide that the Unrelated Stock Appreciation Right becomes exercisable only during employment, consultancy or Board service, or after completion of a specified period of employment, consultancy, or Board service, the Administrator may decide in each case to what extent leaves of absence for governmental or military service, illness, temporary disability, or other reasons will not be deemed interruptions of continuous employment, consultancy, or Board service.

The terms of any Related Stock Appreciation Right Award regarding exercisability must mirror and be decided in the same manner as for the related Option.

7.8 Exercise

Subject to the provisions of this Plan and the applicable Agreement, a Stock Appreciation Right may be exercised in whole at any time or in part from time to time at times and in compliance with requirements as the Administrator determines. A Stock Appreciation Right awarded under this Plan may be exercised with respect to any number of whole shares less than the full number for which the Stock Appreciation Right could be exercised. A partial exercise of a Stock Appreciation Right does not affect the right to exercise the Stock Appreciation Right from time to time in accordance with this Plan and the applicable Agreement with respect to the remaining shares subject to the Stock Appreciation Right.

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7.9 Payment

Upon exercise of a Stock Appreciation Right, a Participant will be entitled to receive payment in an amount determined by multiplying: (i) the excess of the Fair Market Value of a share of Common Stock on the date of exercise over the exercise price by (ii) the number of shares of Common Stock with respect to which the Stock Appreciation Right is exercised.

The Administrator has the sole discretion to determine, in each case whether the payment with respect to the exercise of a Stock Appreciation Right will be made in the form of all cash, all Common Stock, or any combination thereof. If payment is to be made in Common Stock, the number of shares of Common Stock will be determined based on the Fair Market Value of the Common Stock on the date of exercise of the Stock Appreciation Right. If the Administrator elects to make full payment in Common Stock, no fractional shares of Common Stock will be issued and cash payments will be made in lieu of fractional shares.

7.10 Shareholder Rights

No Participant has any rights as a shareholder with respect to shares subject to the Participant’s Stock Appreciation Right Option until the date the Stock Appreciation Right is exercised and is paid in Common Stock.

ARTICLE VIII

Restricted Stock Awards

8.1 Award

The Administrator will designate each individual to whom a Restricted Stock Award is to be made. The Agreement for the Restricted Stock Award will specify:

(a) the number of shares of Common Stock covered by the Award;

(b) when the Restricted Stock Award vests; and

(c) any Performance Objectives to which the Restricted Stock Award is subject, as described in Section 8.3.

8.2 Vesting

Subject to Section 3.2(c), the Administrator, on the date of the Award, may prescribe that a Participant’s rights in a Restricted Stock Award will be forfeitable or otherwise restricted for a period of time.

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8.3 Performance Objectives

In addition to any vesting of a Stock Award imposed under Section 8.2, the Administrator may prescribe that Restricted Stock Awards will become vested or transferable or both based on the attainment of specified Performance Objectives.

8.4 Status as Employee, Consultant or Director

If the terms of any Restricted Stock Award provide that shares become transferable and non-forfeitable only after completion of a specified period of employment, consultancy, or Board service, the Administrator may decide in each case to what extent leaves of absence for governmental or military service, illness, temporary disability, or other reasons will not be deemed interruptions of continuous employment, consultancy, or Board service.

8.5 Shareholder Rights

Prior to their forfeiture (in accordance with the applicable Agreement and while the shares of Common Stock granted under the Restricted Stock Award may be forfeited or are non-transferable), a Participant will have all rights of a shareholder with respect to a Restricted Stock Award, including the right to receive dividends and vote the shares. However, during that period:

(a) a Participant may not sell, transfer, pledge, exchange or otherwise dispose of shares granted under a Restricted Stock Award;

(b) the Company will retain custody of the certificates evidencing shares granted under a Restricted Stock Award; and

(c) if requested by the Administrator, the Participant will deliver to the Company a stock power, endorsed in blank, with respect to each Restricted Stock Award.

After the shares granted under the Restricted Stock Award are transferable and no longer forfeitable, the above limitations will not apply. The Company will deliver to the Participant certificates evidencing shares of Common Stock subject to the Award as soon thereafter as possible.

ARTICLE IX

Restricted Stock Unit Awards

9.1 Award

The Administrator will designate each individual to whom a Restricted Stock Unit Award is to be made. The Restricted Stock Unit Award Agreement will specify:

(a) the number of shares of Common Stock covered by the Award;

(b) when the Restricted Stock Unit Award vests; and

(c) any Performance Objectives to which the Restricted Stock Unit Award is subject, as described in Section 9.3.

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Each Restricted Stock Unit covered by an Award is a bookkeeping entry representing an amount equal to the Fair Market Value of one Share. Each Restricted Stock Unit represents an unfunded and unsecured obligation of the Company.

9.2 Vesting

Subject to Section 3.2(c), the Administrator, on the date of the Award, may prescribe that a Participant’s rights in a Restricted Stock Unit Award will be forfeitable for a period of time.

9.3 Performance Objectives

In addition to any vesting of a Restricted Stock Unit Award imposed under Section 9.2, the Administrator may prescribe that a Restricted Stock Unit Award will become vested based on the attainment of specified Performance Objectives.

9.4 Status as Employee, Consultant or Director

If the terms of a Restricted Stock Unit Award provide that the shares become non-forfeitable only after completion of a specified period of employment, consultancy or Board service, the Administrator may decide in each case to what extent leaves of absence for governmental or military service, illness, temporary disability, or other reasons will not be deemed interruptions of continuous employment, consultancy, or Board service.

9.5 Shareholder Rights

Unless and until the shares subject to a Restricted Stock Unit Award are issued, a Participant will not have any rights of a shareholder with respect to the shares, including the right to receive dividends and vote the shares. The Award may provide for Dividend Equivalents on the shares, to be earned in cash or shares. The Award may provide for payment of Dividend Equivalents in cash when dividends on the shares subject to the Restricted Stock Unit Award are paid, even if the shares have not been vested or issued. The Award may provide that the Dividend Equivalents will be subject to the same vesting and Performance Objectives, if any, as the Restricted Stock Unit Award to which they relate; if the Restricted Stock Units are forfeited, the related Dividend Equivalents will also be forfeited.

9.6 Payment

In the discretion of the Administrator, the Restricted Stock Units that become non-forfeitable may be settled by the issuance of shares of Common Stock, in cash, or any combination of cash and Common Stock. A fractional share of Common Stock is not deliverable when a Restricted Stock Unit Award becomes non-forfeitable; a cash payment will be made in lieu of the fractional share. The Administrator will determine when a Restricted Stock Unit Award that has become non-forfeitable will be settled. To the extent a Restricted Stock Unit Award is settled in Common Stock, the Company will deliver to the Participant certificates evidencing shares of Common Stock.

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ARTICLE X

Performance Share Awards

10.1 Award

The Administrator will designate each individual to whom a Performance Share Award is to be made. The Agreement for the Performance Share Award will specify:

(a) the number of shares of Common Stock covered by the award;

(b) when the Performance Shares vest;

(c) any Performance Objectives to which the Performance Shares are subject, as described in Section 10.3;

(d) any shareholder rights granted to the Participant under Section 10.5; and

(e) whether the Performance Shares are transferable under Section 10.6.

10.2 Vesting

Subject to Section 3.2(c), the Administrator, on the date of the Award, may prescribe that a Participant’s rights in Performance Shares will be forfeitable for a period of time.

10.3 Performance Objectives

The Administrator, on the date of the Award, may prescribe that all or a portion of the Performance Shares will be earned, and the Participant will be entitled to receive a payment under the Performance Share Award, only upon the attainment of specified Performance Objectives during a performance measurement period.

10.4 Payment

In the discretion of the Administrator, the amount payable when a Performance Share Award is earned may be settled in cash, by the issuance of shares of Common Stock, or any combination of cash and Common Stock. A fractional share of Common Stock is not deliverable when a Performance Share Award is earned; a cash payment will be made in lieu of the fractional share. The Administrator will also determine when a Performance Share Award that has been earned will be settled.

10.5 Shareholder Rights

No Participant, as a result of receiving a Performance Share Award, has any rights as a shareholder until and to the extent that the Performance Share Award is earned and settled in shares of Common Stock. After a Performance Share Award is earned and settled in shares, a Participant will have all the rights of a shareholder as described in Section 8.5. However, all Performance Share Awards must provide that Dividend Equivalents with respect to the Award will not be paid before the Performance Shares are earned and vested. During the period beginning on the date the Performance Shares are awarded and ending on the Award settlement date, the number of Performance Shares awarded will be increased, assuming full dividend reinvestment at the Fair Market Value on the dividend payment date. The cumulative number of Performance Shares will be adjusted to determine the final payment based on the attainment of the specified Performance Objectives. The final adjusted number of Performance Shares will be paid as provided under Section 10.4.

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10.6 Non-Transferability

Except as provided in Section 10.7, Performance Shares granted under this Plan are non-transferable except by will or by the laws of descent and distribution. No right or interest of a Participant in an Award of Performance Shares is liable for, or subject to, any lien, obligation, or liability of such Participant.

10.7 Transferable Performance Shares

If the Agreement provides, Performance Shares may be transferred by a Participant to persons or entities permitted under Rule 16b-3 on terms and conditions permitted under Rule 16b-3. The holder of the Performance Shares transferred under this Section 10.7 is bound by the same terms and conditions that governed the Performance Shares during the period the Performance Shares were held by the Participant, except this Section 10.7. The transferee may not transfer Performance Shares except by will or the laws of descent and distribution.

10.8 Status as Employee, Consultant or Director

If the terms of any Performance Share Award provide that no payment will be made unless the Participant completes a stated period of employment, consultancy or Board service, the Administrator may decide to what extent leaves of absence for government or military service, illness, temporary disability, or other reasons will not be deemed interruptions of continuous employment, consultancy, or Board service.

ARTICLE XI

Performance Unit Awards

11.1 Award

The Administrator will designate each individual to whom a Performance Unit Award is to be made. The Agreement for the Performance Unit Award will specify:

(a) the number of Performance Units covered by the Award, and the value of the Performance Units;

(b) when the Performance Units vest;

(c) the Performance Objectives to which the Performance Units are subject, as described in Section 11.3; and

(d) whether the Performance Units are transferable under Section 11.5.

11.2 Vesting

Subject to Section 3.2(c), the Administrator, on the date of the Award, may prescribe that a Participant’s rights in Performance Units will be forfeitable for a period of time.

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11.3 Performance Objectives

The Administrator, on the date of a Performance Unit Award, may prescribe that all or a portion of the Performance Units will be earned and the Participant will be entitled to receive a payment under the Performance Unit Award only upon the attainment of Performance Objectives and other criteria prescribed by the Administrator.

11.4 Payment

In the discretion of the Administrator, the amount payable when a Performance Unit Award is earned may be settled in cash, by the issuance of shares of Common Stock, or any combination of cash and Common Stock. A fractional share of Common Stock is not deliverable when an award of Performance Units is earned; a cash payment will be made in lieu of the fractional share. The Administrator will also determine when an award of Performance Units that has been earned will be settled.

11.5 Non-Transferability

Except as provided in Section 11.6, Performance Units granted under this Plan are non-transferable except by will or by the laws of descent and distribution. No right or interest of a Participant in an award of Performance Units is liable for, or subject to, any lien, obligation, or liability of such Participant.

11.6 Transferable Performance Units

If provided in an Agreement, Performance Units may be transferred by a Participant to persons or entities permitted under Rule 16b-3 on terms and conditions as may be permitted under Rule 16b-3. The holder of Performance Units transferred under this Section 11.6 is bound by the same terms and conditions that governed the Performance Units during the period the Performance Units were held by the Participant, except this Section 11.6. The transferee may not transfer the Performance Units except by will or the laws of descent and distribution.

11.7 Status as Employee, Consultant or Director

If the terms of a Performance Unit Award provide that a payment will be made only if the Participant completes a stated period of employment, consultancy or Board service, the Administrator may decide to what extent leaves of absence for governmental or military service, illness, temporary disability or other reasons will not be deemed interruptions of continuous employment, consultancy, or Board service.

11.8 Shareholder Rights

No Participant, as a result of receiving a Performance Unit Award, has any rights as a shareholder of the Company or any Subsidiary on account of the Award.

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ARTICLE XII

Other Stock-Based Awards

12.1 Awards

The Administrator will designate each individual to whom an Other Stock-Based Award is to be made. An Other Stock-Based Award may be granted either alone, in addition to, or in tandem with, other Awards granted under the Plan, cash awards made outside of the Plan, or any combination of Plan Awards and cash awards. The Administrator has the authority to determine the employees, consultants, or directors to whom and the time or times at which Other Stock Based Awards are made, the amount of such Other Stock Based Awards, and, subject to Section 3.2(c), all other conditions of the Other Stock Based Awards including any dividend or voting rights.

ARTICLE XIII

Adjustment Upon Change in Common Stock

13.1 Equitable Adjustments

(a) Events Resulting in Adjustments

If any of the following events occurs, the Committee will make the adjustments described in Section 13.1(b):

(i) the Company effects one or more stock dividends, stock split-ups, subdivisions, consolidations, recapitalization, merger, spin-off, combination, repurchase or exchange of stock, reorganization, liquidation, dissolution or any other non-recurring dividends or distributions;

(ii) the Company engages in any transaction to which Section 424 of the Code applies; or

(iii) there occurs any other event that, in the judgment of the Committee, necessitates adjustments.

(b) Adjustments

To the extent the Committee determines adjustment is equitably required, an adjustment will be made as the Administrator deems necessary or appropriate, in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan. Such adjustment may include an adjustment to the number and class of shares of Common Stock which may be delivered under this Plan, the number, class and price of shares of Common Stock subject to outstanding Awards, the number and class of shares of Common Stock issuable pursuant to Options, and the numerical limits contained within the share reserve section of this Plan. Notwithstanding the preceding sentence, the number of Shares subject to any Award always will be a whole number.

(c) Replacement of Awards

The Committee may provide for the replacement of any outstanding Awards under the Plan (or any portion of any award) with alternative consideration (including, without limitation, cash) as the Committee in good faith determines to be equitable under the circumstances. The Committee may require, in connection with any replacement, the surrender of all Awards so replaced.

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(d) Authority of Committee

Any determination, adjustment, or replacement made by the Committee under this Section 13.1 is final and conclusive.

13.2 Affect of Issuance of Stock

No adjustments described in Section 13.1(b) will be made as a result of the issuance by the Company of stock of any class or securities convertible into stock of any class, for cash or property, or for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe for the stock or securities, or upon conversion of stock or obligations of the Company convertible into stock or other securities.

13.3 Substitution of Awards

The Committee may grant Options and Stock Appreciation Rights and make Stock Awards, Performance Awards, and Other Stock-Based Awards in substitution for performance shares, phantom shares, stock awards, stock options, stock appreciation rights, or similar awards held by an individual who becomes an employee or director of the Company or a Subsidiary in connection with a transaction described in Section 13.1(a). Subject to the requirements of Section 5.2, the terms of the substituted Options, Stock Appreciation Rights, Stock Awards, Performance Awards, or Other Stock-Based Awards will be as the Committee, in its discretion, determines appropriate.

ARTICLE XIV

Compliance With Law and Approval of Regulatory Bodies

14.1 Required Compliance

No Option or Stock Appreciation Right will be exercisable, no shares of Common Stock will be issued, no certificates for shares of Common Stock will be delivered, and no payment will be made under this Plan except in compliance with:

(a) all applicable Federal and state laws and regulations (including, without limitation, withholding tax requirements);

(b) any listing agreement to which the Company is a party; and

(c) the rules of all domestic stock exchanges on which the Company’s shares may be listed.

The Company has the right to rely on an opinion of its counsel as to compliance with the above.

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14.2 Legends on Stock Certificates

Any stock certificate issued to evidence shares of Common Stock:

(a) when a Restricted Stock Award or Other Stock-Based Award, if applicable, is granted;

(b) when a Restricted Stock Unit Award, Performance Award, or Other Stock-Based Award, if applicable, is settled; or

(c) for which an Option or Stock Appreciation Right is exercised may bear legends and statements the Administrator deems advisable to assure compliance with Federal and state laws and regulations.

14.3 Prior Regulatory Approval

Until the Company has obtained any consent or approval deemed advisable by the Administrator from regulatory bodies having jurisdiction over the Plan:

(a) no Option or Stock Appreciation Right will be exercisable;

(b) no Stock Award, Performance Award, or Other Stock-Based Award will be granted;

(c) no shares of Common Stock will be issued;

(d) no certificate for shares of Common Stock will be delivered; and

(e) no payment will be made under this Plan.

ARTICLE XV

Change in Control Provisions

15.1 Effect on Awards

(a) The following provisions govern the treatment of an outstanding Award under this Plan upon a Change in Control if the award is not continued under Section 15.2(a) and is not substituted under Section 15.2(b):

(i) Options and Stock Appreciation Rights

Each outstanding Option and Stock Appreciation Right (and any Other Stock-Based Award similar in form to an Option or a Stock Appreciation Right) is fully exercisable (in whole or in part at the discretion of the holder) on and after a Control Change Date.

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(ii) Restricted Stock Awards

Each outstanding Restricted Stock Award (and any Other Stock-Based Award similar in form to a Restricted Stock Award) is transferable and non-forfeitable on and after a Control Change Date without regard to whether any Performance Objectives or other conditions to which the Award is subject have been met.

(iii) Restricted Stock Unit Awards

Each outstanding Restricted Stock Unit Award (and any Other Stock-Based Award similar in form to a Restricted Stock Unit Award) is non-forfeitable on and after a Control Change Date without regard to whether any Performance Objectives or other conditions to which the Award is subject have been met and will be settled as soon as practicable thereafter.

(iv) Performance Share Awards

Each outstanding Performance Share Award (and any Other Stock-Based Award similar in form to a Performance Share Award) is earned as of a Control Change Date and will be settled as soon as practicable thereafter.

(v) Performance Unit Awards

All outstanding Performance Unit Awards are earned as of a Control Change Date and will be settled as soon as practicable thereafter.

(b) The following provisions govern the treatment of an outstanding Award under this Plan upon a Change in Control if the Award is continued under Section 15.2(a) or substituted under Section 15.2(b):

(i) Options and Stock Appreciation Rights

Each outstanding Option and Stock Appreciation Right (and each outstanding Other Stock-Based Award similar in form to an Option or a Stock Appreciation Right) is fully exercisable (in whole or in part at the discretion of the holder) on and after the earlier of:

(A) The date specified in the Award Agreement; or

(B) The Participant’s Change in Control Termination.

(ii) Restricted Stock Awards

Each outstanding Restricted Stock Award (and each outstanding Other Stock-Based Award similar in form to a Restricted Stock Award) is transferable and non-forfeitable on and after the earlier of:

(A) The date specified in the Award Agreement; or

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(B) The Participant’s Change in Control Termination without regard to whether any Performance Objectives or other conditions to which the Award is subject have been met.

(iii) Restricted Stock Unit Awards

Each outstanding Restricted Stock Unit Award (and each outstanding Other Stock-Based Award similar in form to a Restricted Stock Unit Award) is non-forfeitable on and after the earlier of:

(A) The date specified in the Award Agreement; or

(B) The Participant’s Change in Control Termination without regard to whether any Performance Objectives or other conditions to which the Award is subject have been met.

(iv) Performance Share Awards

Each outstanding Performance Share Award (and each outstanding Other Stock-Based Award similar in form to a Performance Share Award) is earned as of the earlier of:

(A) The date specified in the Award Agreement; or

(B) The Participant’s Change in Control Termination, and will be settled as soon thereafter as practicable.

(v) Performance Unit Awards

Each outstanding Performance Unit Award is earned as of the earlier of:

(A) The date specified in the Award Agreement; or

(B) The Participant’s Change in Control Termination, and will be settled as soon thereafter as practicable.

(c) Definitions

For purposes of this Article XV:

(i) Change in Control Termination.    A Participant has a Change in Control Termination if:

(A) The Participant’s employment is terminated by the Company or a Subsidiary during the Severance Period other than:

(I) because of the Participant’s death;

(II) because the Participant became permanently disabled within the meaning of, and began receiving disability benefits under, the Company or Subsidiary sponsored long-term disability plan in effect for, or applicable to, the Participant immediately prior to the Change in Control;

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(III) under any mandatory retirement policy of the Company or a Subsidiary; or

(IV) for Cause;

or

(B) The Participant terminates his or her employment during the Severance Period for Good Reason, regardless of whether any other reason, other than Cause, for the Participant’s termination exists or has occurred, including other employment.

(ii) Severance Period.    A Severance Period resulting from a Change in Control is the period beginning on the date the Change in Control occurs and ending on the earliest of:

(A) The second anniversary of the Change in Control;

(B) The Participant’s attainment of any age (not less than 65) specified if any mandatory retirement policy maintained by the Company; or

(C) The Participant’s death.

(iii) Good Reason.    A Participant terminates employment for Good Reason if the Participant terminates his or her employment during the Severance Period following the occurrence of any of the following events during the Severance Period, provided that, before terminating employment, the Participant gives the Company written notice of the occurrence of the event within 90 days of the occurrence and the Company fails to cure the event within 30 days of receiving the Participant’s written notice:

(A) Failure to maintain the Participant in a position within the same or higher employee subgroup (as in existence prior to the Change in Control) with the Company and/or a Subsidiary, as applicable, which the Participant held immediately prior to the Change in Control, or the removal of the Participant as Chairman of the Company (or any successor to the Company) if the Participant was Chairman of the Company immediately prior to the Change in Control;

(B) A significant adverse change in the nature or scope of the authorities, powers, functions, responsibilities or duties attached to the position with the Company and its Subsidiaries as compared to other employees in the same employee subgroup within the Company or the Subsidiary which the Participant held immediately prior to the Change in Control;

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(C) A reduction in the Participant’s Base Pay or the opportunity to earn Incentive Pay from the Company, its Subsidiaries or the failure to pay the Participant Base Pay or Incentive Pay earned when due;

(D) The termination or denial of the Participant’s rights to employee benefits or a material reduction in the aggregate scope or value of employee benefits (unless, in the case of welfare benefits or pension benefits the termination, denial or reduction applies to all similarly situated employees of the Company and its Subsidiaries), any of which is not remedied by the Company within 10 calendar days after the Company receives written notice from the Participant of the change, reduction or termination;

(E) Without the Participant’s prior written consent, the Company:

(I) Requires the Participant to change the Participant’s principal location of work to any location that is in excess of 60 miles from the location immediately prior to the Change in Control; or

(II) Requires the Participant to travel away from the Participant’s office in the course of discharging the Participant’s responsibilities or duties at least 40% more (in terms of aggregate days in any calendar year or in any calendar quarter when annualized for purposes of comparison to any prior year) than the average number of travel days per calendar year that was required of the Participant in the three full calendar years immediately prior to the Change in Control;

(iv) Cause.    The Participant’s employment will be considered terminated for Cause if prior to termination of the Participant’s employment, the Authorized Entity reasonably determines, based on a preponderance of the evidence reasonably available to the Authorized Entity as of the date the Authorized Entity takes the actions described below, that the Participant committed or engaged in:

(A) an intentional act of fraud, embezzlement or theft at a level that constitutes a felony in connection with the Participant’s duties or in the course of the Participant’s employment with the Company or a Subsidiary, whether or not the Participant is convicted or pleads guilty or nolo contender (no contest) to any related criminal charges;

(B) Intentional wrongful damage to property of the Company or a Subsidiary;

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(C) Intentional wrongful disclosure of secret processes or confidential information of the Company or a Subsidiary;

(D) Intentional wrongful engagement in any Competitive Activity;

(E) Willful and continued failure by the Participant to substantially perform the Participant’s duties with the Company that is not cured within 30 days after the Authorized Entity delivers to the Participant a written demand for substantial performance specifically identifying the Participant’s failure to perform;

(F) Acts or omissions that cause material damage to the business or financial reputation of the Company or a Subsidiary; or

(G) Other intentional activity, including but not limited to a breach of the Participant’s fiduciary duties with respect to the Company, a Subsidiary, or any welfare plan or pension plan sponsored by the Company or a Subsidiary;

which, in the reasonable judgment of the Authorized Entity and based on a preponderance of the evidence available to the Authorized Entity is significantly detrimental to the reputation, goodwill or business of the Company or significantly disrupts the workplace environment or operation of the Company’s business or administrative activities.

For purposes of this Article XV, no act or failure to act on the part of a Participant will be deemed “intentional” if it was due primarily to an error in the Participant’s judgment or the Participant’s negligence. An act will be deemed “intentional” only if done or omitted to be done by the Participant not in good faith and without reasonable belief that the Participant’s action or omission was in the best interest of the Company.

For purposes of this Article XV, the Participant has not been terminated for Cause unless and until:

(G) If the Authorized Entity is the Board or a committee created by the Board:

(I) A meeting of the Authorized Entity is called and held for the purpose of determining if the Participant is to be terminated for Cause; and

(II) The Participant is given reasonable notice of the meeting and an opportunity to be heard before the Authorized Entity, with Participant’s counsel if the Participant so chooses; and

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(III) At that meeting the Authorized Entity finds, in the good faith opinion of the Authorized Entity, that the Participant has committed an act entitling the Authorized Entity to terminate the Participant’s employment for Cause; and

(IV) The Participant has been provided a copy of the resolution duly adopted at that meeting by the affirmative vote of not less than three-quarters of the Authorized Entity and specifying in detail the particulars of the Authorized Entity’s finding.

(H) If the Authorized Entity is an individual:

(I) The Authorized Entity has made a preliminary determination, in good faith, that the Participant has committed an act entitling the Authorized Entity to terminate the Participant’s employment for Cause; and

(II) The Authorized Entity gives the Participant reasonable notice of a meeting between the Authorized Entity and the Participant, and the Participant’s counsel if the Participant so chooses, with the meeting notice including the Authorized Entity’s preliminary determination; and

(III) At the meeting the Participant, and the Participant’s counsel if the Participant so chooses, is given the opportunity to be heard regarding the Authorized Entity’s preliminary determination; and

(IV) After the meeting, the Authorized Entity makes a final determination, in good faith, that the Participant has committed an act entitling the Authorized Entity to terminate the Participant’s employment for cause; and

(V) The Authorized Entity provides the Participant written notice specifying in detail the particulars of the Authorized Entity’s final determination.

The Participant and the Participant’s beneficiaries retain the right to contest the validity or propriety of the Authorized Entity’s determination that the Participant’s employment was terminated for Cause.

(v) Competitive Activity.    Competitive Activity is a Participant’s direct employment, without the written consent of the Board (or any Committee of the Board to which the Board delegates its authority in writing), in any business or enterprise (including the Participant’s own business or enterprise) if:

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(A) The business or enterprise engages in substantial and direct competition with the Company or any of its Subsidiaries in any state in which the Company or Subsidiary was engaged in business or actively negotiating to enter business as of the Participant’s Change in Control Termination; and

(B) The business’s or enterprise’s sales of any product or service competitive with any product or service of the Company or any of its Subsidiaries amounted to 10% of the business’s or enterprise’s net sales for its most recently completed fiscal year; and

(C) the Company’s or Subsidiary’s net sales of the competitive product or service amounted to 10% of the Company’s or Subsidiary’s net sales for its most recently completed fiscal year; and

(D) The Board determines the Participant’s employment in the business or enterprise is detrimental to the Company or any of its Subsidiaries.

“Competitive Activity” does not include the mere ownership of not more than 10% of the total combined voting power or aggregate value of all classes of stock or other securities in the enterprise and the Participant’s exercise of rights resulting from ownership of the stock.

The Board (or its delegate) has sole discretion and authority to determine if a Participant is engaging in Competitive Activity for purposes of this Article XV. It is the Participant’s responsibility to provide information sufficient for the Board (or its delegate) to make these determinations.

(vi) Incentive Pay.    Incentive Pay is the aggregate annual payments of cash or equity compensation (determined without regard to any deferral election) and annual vesting of equity compensation, in addition to Base Pay, under any bonus, incentive, profit-sharing, performance, discretionary pay or similar agreement, policy, plan, program or arrangement (whether or not funded) of the Company or a Subsidiary, or any successor, providing economic value on an aggregate basis at least as favorable to the Participant, in terms of the amount of benefits, levels of coverage and performance measures and levels of required performance, as the benefits payable prior to the Change in Control.

(vii) Base Pay.    Base Pay is the Participant’s annual base salary (prior to any pre-tax deferrals made under any employee benefit plans of the Company) in effect immediately prior to the Change in Control or immediately prior to the Participant’s Change in Control Termination, if higher.

(viii) Authorized Entity.    The Authorized Entity is the Board. However, the Board, in its discretion, may delegate in writing to the Chief Executive Officer, the President of the Company, the chief Human Resources Officer of the Company, or a committee (created for this purpose) the Board’s authority and duties under Section 15.1(c)(4) as the Authorized Entity with respect to determining if a Participant has terminated for Cause.

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15.2 Conversion of Outstanding Awards

(a) Continuation of Plan

If the Change in Control is not described in Section 2.5 and the Surviving Entity or Acquiring Entity is a corporation with common stock publicly traded on an established U.S. stock exchange, the Board may enter into an agreement with the Surviving Entity or Acquiring Entity for the Surviving Entity or Acquiring Entity to adopt and maintain the Plan and to adopt and maintain all outstanding Award Agreements under the existing terms of the Agreement. Equitable adjustments will be made to all outstanding Award Agreements to reflect the Fair Market Value of the Common Stock as of the day before the Control Change Date and to substitute Common Stock subject to Agreements with comparable common stock of the Surviving Entity or Acquiring Entity.

(b) Substitution of Plan

If the Change in Control is not described in Section 2.5 and the Surviving Entity or Acquiring Entity is a corporation with common stock publicly traded on an established U.S. stock exchange, the Board may enter into an agreement with the Surviving Entity or Acquiring Entity for the Surviving Entity or Acquiring Entity to adopt a comparable equity compensation plan and grant new Awards under that plan in substitution for outstanding Awards under this Plan. The fair market value of the common stock of the Surviving Entity or Acquiring Entity subject to the substituted Awards will not be less than the Fair Market Value of the Common Stock subject to outstanding Awards under this Plan as of the day before the Control Change Date.

15.3 Settlement of Awards

(a) Options and Stock Appreciation Rights

(i) If outstanding Options or Stock Appreciation Rights under this Plan are not continued under Section 15.2(a) and are not substituted under Section 15.2(b) and the Options or Stock Appreciation Rights become exercisable under Section 15.1(a)(i), each Participant with an outstanding Option or Stock Appreciation Right will be paid, for each share of Common Stock for which the Participant holds an outstanding Option or Stock Appreciation Right, the excess, if any, of the Fair Market Value of the Common Stock as of the day before the Control Change Date over the exercise price of the Option or Stock Appreciation Right.

(ii) If outstanding Options or Stock Appreciation Rights under this Plan are continued under Section 15.2(a) or substituted under Section 15.2(b), and the Options or Stock Appreciation Rights become exercisable under Section 15.1(b)(i)(B), the Participant will be paid, for each share of substituted common stock for which the Participant holds an outstanding Option or Stock Appreciation Right, the excess, if any, of the Fair Market Value of the substituted common stock as of the day before the Participant’s Change in Control Termination over the exercise price of the Option or Stock Appreciation Right.

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(b) Stock Awards

(i) If outstanding Stock Awards under this Plan are not continued under Section 15.2(a) and are not substituted under Section 15.2(b) and the Stock Awards become transferable and non-forfeitable under Section 15.1(a)(ii) or (iii), each Participant with a Stock Award will be paid, for each share of Common Stock subject to an outstanding Stock Award, the Fair Market Value of the Common Stock as of the day before the Control Change Date.

(ii) If outstanding Stock Awards under this Plan are continued under Section 15.2(a) or substituted under Section 15.2(b), and the Stock Awards become transferable and non-forfeitable under Section 15.1(b)(ii)(B) or (iii)(B), the Participant will be paid, for each share of substituted common stock subject to an outstanding Stock Award, the Fair Market Value of the substituted common stock as of the day before the Participant’s Change in Control Termination.

(c) Performance Share Awards

(i) If outstanding Performance Share Awards under this Plan are not continued under Section 15.2(a) and are not substituted under Section 15.2(b) and the Performance Share Awards become earned under Section 15.1(a)(iv), an award is based only on criteria other than Performance Objectives (such as continued service) is earned in full. The amount of a Performance Share Award based on Performance Objectives earned is the greater of the amount that would have been payable on attainment of:

(A) target levels of performance; or

(B) actual levels of performance,

using performance through the Control Change Date for purposes of determining actual levels of performance. Performance Shares will be settled in cash based on the Fair Market Value of the Common Stock as of the day before the Control Change Date.

(ii) If outstanding Performance Share Awards under this Plan are continued under Section 15.2(a) or substituted under Section 15.2(b) and the Performance Share Awards become earned under Section 15.1(b)(iv)(B), an award is based only on criteria other than Performance Objectives (such as continued service) is earned in full. The amount of a Performance Share Award based on Performance Objectives earned is the greater of the amount that would have been payable on attainment of:

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(A) target levels of performance; or

(B) actual levels of performance,

using performance through the date of the Participant’s Change in Control Termination for purposes of determining actual levels of performance. Performance Shares will be settled in cash based on the Fair Market Value of the substituted common stock as of the day before the Participant’s Change in Control Termination.

(d) Performance Unit Awards

(i) If outstanding Performance Unit Awards under this Plan are not continued under Section 15.2(a) and are not substituted under Section 15.2(b) and the Performance Unit Awards become earned under Section 15.1(a)(v), the amount earned with respect to each award of Performance Units is the greater of the amount that would have been payable on attainment of:

(A) target levels of performance; or

(B) actual levels of performance,

using performance through the Control Change Date for purposes of determining actual levels of performance. Performance Units will be settled in cash based on the Fair Market Value of the Common Stock as of the day before the Control Change Date.

(ii) If outstanding Performance Unit Awards under this Plan are continued under Section 15.2(a) or substituted under Section 15.2(b) and the Performance Unit Awards become earned under Section 15.1(b)(v)(B), the amount earned with respect to each award of Performance Units is the greater of the amount that would have been payable on attainment of:

(A) target levels of performance; or

(B) actual levels of performance,

using performance through the date of the Participant’s Change in Control Termination for purposes of determining actual levels of performance. Performance Units will be settled in cash based on the Fair Market Value of the substituted common stock as of the day before the Participant’s Change in Control Termination.

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15.4 Qualified Termination Before Qualified Change-in-Control

(a) Status as of Change in Control

If an Eligible Executive experiences a Qualified Termination, the Eligible Executive will be treated as if a Change in Control occurred the day before the date of the Eligible Executive’s Qualified Termination.

(b) Eligible Executive

For purposes of this Section 15.4, an “Eligible Executive” is a Participant who has an effective Change in Control Severance Agreement with the Company at the time of the Participant’s Qualified Termination.

(c) Qualified Termination

For purposes of this Section 15.4, a Qualified Termination is the Eligible Executive’s involuntary termination that entitles the Eligible Executive to benefits under the Eligible Executive’s Change in Control Severance Agreement, but only if:

(i) the Executive’s involuntary termination occurs during a Severance Period (as defined in the Eligible Executive’s Change in Control Severance Agreement) resulting from a change in control event under the Change in Control Severance Agreement that precedes and is anticipatory of a second change in control event under the Change in Control Severance Agreement (the “Qualified Severance Period”); and

(ii) the Executive’s involuntary termination occurs before a Qualified Change-in-Control occurs under this Plan.

(d) Qualified Change-in-Control

For purposes of this Section 15.4, a Qualified Change-in-Control under this Plan is a Change in Control that:

(i) occurs after the Eligible Executive’s Qualified Termination; and

(ii) occurs before the end of the Qualified Severance Period; and

(iii) is the consummation of the anticipatory event that resulted in the Eligible Executive’s Qualified Severance Period.

(e) Computation

The outstanding Options or Stock Appreciation Rights held by the Eligible Executive as of the day before the date of the Eligible Executive’s Qualified Termination, reduced by Options or Stock Appreciation Rights exercised by the Eligible Executive after the Eligible Executive’s Qualified Termination, will be converted under Section 15.2 or settled under Section 15.3, as applicable.

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The outstanding Stock Awards held by the Eligible Executive as of the day before the date of the Eligible Executive’s Qualified Termination, reduced by Stock Awards that became transferable and non-forfeitable because of the Eligible Executive’s Qualified Termination, will be converted under Section 15.2 or settled under Section 15.3, as applicable.

The outstanding Performance Shares held by the Eligible Executive as of the day before the date of the Eligible Executive’s Qualified Termination will be settled under Section 15.3. The settlement amount paid to the Eligible Executive will be reduced by any amount paid to the Eligible Executive after the Eligible Executive’s Qualified Termination with respect to the same Performance Shares.

The outstanding Performance Units held by the Eligible Executive as of the day before the date of the Eligible Executive’s Qualified Termination will be settled under Section 15.3. The settlement amount paid to the Eligible Executive will be reduced by any amount paid to the Eligible Executive after the Eligible Executive’s Qualified Termination with respect to the same Performance Units.

ARTICLE XVI

General Provisions

16.1 Effect on Employment and Service

The adoption of this Plan, the operation of this Plan, or any document describing or referring to this Plan (or any part of this Plan) does not:

(a) confer on any individual the right to continue in the employ or service of the Company or a Subsidiary; or

(b) in any way affect any right and power of the Company or a Subsidiary to terminate the employment or service of any individual at any time with or without a reason.

16.2 Unfunded Plan

The Plan is unfunded. The Company is not required to segregate any assets that may at any time be represented by Awards under this Plan. Any liability of the Company to any person with respect to any Award under this Plan is based solely on contractual obligations created under this Plan. No obligation of the Company under this Plan is secured by any pledge of, or other encumbrance on, any property of the Company.

16.3 Rules of Construction

Headings are given to the Articles and Sections of this Plan solely as a convenience. The reference to any statute, regulation, or other provision of law refers to any amendment to or successor of the provision.

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16.4 Restrictions on Transfer of Shares Issued or Delivered

(a) Company’s Right of First Refusal

An Agreement may provide that the Company has reserved a right of first refusal to purchase the Common Stock acquired on exercise of Options or Stock Appreciation Rights or under a Stock Award, a Performance Award, or an Other Stock-Based Award at a price equal to the Fair Market Value per share repurchased determined as of the day preceding the day the Company notifies the Participant of its intention to repurchase the shares. If the Company reserves this right, the Participant must comply with the terms of the Agreement and any procedures established by the Administrator prior to any disposition of Common Stock acquired under the Agreement. The Company will have a maximum of five days following the date on which Participant is required to notify the Company of the Participant’s intent to dispose of the Common Stock to advise the Participant whether the Company will purchase the Common Stock.

(b) Additional Restrictions

An Agreement may provide that the shares of Common Stock to be issued or delivered on exercise of an Option or a Stock Appreciation Right or in settlement of a Performance Award, a Restricted Stock Unit Award, or an Other Stock-Based Award, or Common Stock issued under a Restricted Stock Award that is no longer subject to forfeiture or the restrictions in Article VIII are subject to additional restrictions on transfer.

16.5 Effect of Acceptance of Award

By accepting an award under the Plan, a Participant and the Participant’s successor in interest or personal representative is conclusively deemed to have indicated acceptance or ratification of, and consent to, any action taken under the Plan by the Company or the Administrator.

16.6 Governing Law

The provisions of this Plan will be interpreted and construed in accordance with the laws of the State of Delaware, other than its choice-of-law provisions.

16.7 Coordination with Other Plans

Participation in the Plan does not affect an employee’s eligibility to participate in any other benefit or incentive plan of the Company or any Subsidiary. Treatment of any income realized as a result of the exercise, vesting, or settlement of Awards under the Plan for purposes of any Company-sponsored or Subsidiary-sponsored employee pension benefit plan, insurance or other employee benefit programs will be governed by the terms of the other plans or programs.

16.8 Tax Withholding

If required by law, the Company will withhold or cause to be withheld Federal, state and/or local income and employment taxes in connection with the exercise, vesting or settlement of an Award under the Plan. Unless otherwise provided in the applicable Agreement, each Participant may satisfy any required tax withholding by any of the following means in any combination:

(a) a cash payment;

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(b) delivery to the Company of a number of shares of Common Stock previously acquired by the Participant having a Fair Market Value, on the date the tax liability first arises, equal to the tax liability being paid and, if the shares were acquired from the Company, that have been held by the Participant for at least six months; or

(c) by authorizing the Company to withhold from the shares of Common Stock otherwise issuable to the Participant under the exercise, vesting or settlement of an Award either:

(i) the number of shares of Common Stock having a Fair Market Value, on the date the tax liability first arises, equal to the minimum statutory withholding required for the Participant based on applicable law; or

(ii) if permitted by the Company, a specified number of shares of Common Stock having a Fair Market Value of not less than the minimum statutory withholding required for the Participant based on applicable law and not more than tax withholding calculated using the maximum statutory tax rates in the applicable jurisdiction.

If the amount required is not paid, the Company may refuse to issue or deliver shares or cash under the award.

16.9 Clawback

(a) Definitions

For purposes of this Section 16.9:

(i) Dodd-Frank Act means the Dodd-Frank Wall Street Reform and Consumer Protection Act; and

(ii) incentive compensation means Options, Stock Appreciation Rights, Stock Awards subject to Performance Objectives under Section 8.3 or 9.3, Performance Shares, Performance Units, and Other Stock-Based Awards subject to Performance Objectives (but specifically excludes Stock Awards subject only to vesting under Section 8.2 or 9.2 and Other Stock-Based Awards subject only to vesting) paid or awarded to a Participant under the Plan.

(b) Conditions Required for Clawback of Incentive Compensation

Clawback of incentive compensation from a Participant may occur when all three of the following conditions exist:

(i) The incentive compensation payment or award (or vesting of the award) was based on the achievement of financial results reported on Form 10-Q, Form 10-K, or other report filed with the Securities and Exchange Commission and the financial results were the subject of a subsequent restatement because of the Company’s material noncompliance with any financial reporting requirement under federal securities laws (other than a restatement as a result of a change in applicable accounting principles); and

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(ii) A lower incentive compensation payment or award would have been made to the Participant (or lesser or no vesting of the award would have occurred) based on the restated financial results; and

(iii) The incentive compensation payment or award or the vesting of the award occurred during the three-year period preceding the date on which the Company was required to prepare the accounting restatement (with that date determined under applicable regulations under the Dodd-Frank Act).

(c) Clawback of Incentive Compensation

If the Committee determines that the requirements of Section 16.9(b) have been satisfied, the Company may seek to recover from a Participant, in accordance with applicable law and regulations and employing the recovery mechanisms in any Clawback Policy adopted by the Company, the portion of any incentive compensation paid to or received by the Participant for or during the three-year period described in Section 16.9(b)(iii) that is greater than the amount that would have been paid to or received by the Participant if the incentive compensation had been determined based on the restated financial results.

(d) Adjustment of Outstanding Awards

If the Committee determines that the requirements of Section 16.9(b) have been satisfied, the Committee may cancel, in whole or in part, any outstanding incentive compensation award if the Administrator took the Company’s financial results into account in granting the award and those financial results were reduced in the subsequent restatement.

(e) Acceptance by Participant

By accepting an award of incentive compensation under the Plan, a Participant (and the Participant’s successor in interest or personal representative) is conclusively deemed to have accepted the requirements of this Section 16.9 and agreed to comply with any clawback of incentive compensation required by this Section 16.9.

ARTICLE XVII

Amendment

17.1 Authority to Amend

The Board may amend this Plan from time to time or terminate it at any time. However, no material amendment to the Plan may become effective until shareholder approval is obtained. A material amendment to the Plan is any amendment that would:

(a) materially increase the aggregate number of shares of Common Stock that may be issued or delivered under the Plan or that may be issued to a Participant;

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(b) reduce the price at which an Option is exercisable, either by amendment of an Agreement or substitution with a new Award with a reduced price;

(c) change the types of Awards that may be granted under the Plan;

(d) expand the classes of persons eligible to receive Awards or otherwise participate in the Plan; or

(e) require approval of the shareholders of the Company to comply with applicable law or the rules of any domestic stock exchange on which the Company’s shares are listed.

17.2 Participants’ Rights

No amendment or termination of the Plan may, without a Participant’s consent, adversely affect the rights of the Participant under any Option, any Stock Appreciation Right, any Stock Award, any Performance Award, or any Other-Stock Based Award outstanding at the time the amendment is made or the termination occurs.

ARTICLE XVIII

Duration of Plan

No Option, Stock Appreciation Right, Stock Award, Performance Award, or Other Stock-Based Award may be granted under this Plan more than 10 years after the earlier of the initial adoption of this Plan by the Board or the initial approval of this Plan by the Company’s shareholders. Options, Stock Appreciation Rights, Stock Awards, Performance Awards, and Other Stock-Based Awards granted before that date remain valid in accordance with the terms of their Agreements.

ARTICLE XIX

Effective Date of Plan

Options, Stock Appreciation Rights, and Performance Awards (and Other Stock-Based Awards similar in form to Performance Awards) may be granted under the Plan upon its initial adoption by the Board in 2021. However, Options or Stock Appreciation Rights granted under this Plan may not be exercised, Performance Awards (and Other Stock-Based Awards similar in form to Performance Awards) granted under this Plan cannot be settled in Common Stock or Cash, and Stock Awards (and Other Stock-Based Awards similar in form to Stock Awards) cannot be issued under this Plan until the Plan is approved by the Company’s shareholder.

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